Exhibit 3.5

CERTIFICATE OF FORMATION

OF

GOAL CAPITAL FUNDING, LLC

This Certificate of Formation of GOAL CAPITAL FUNDING, LLC (the “Company”), dated as of August 11, 2005, is being duly executed and filed by Howard L. Rosenberg, an authorized person under the Act, to form a limited liability company under the Delaware Limited Liability Company Act, Del. Code, tit. 6, Section 18-101 et seq., as amended from time to time (the “Act”).

1.	Name. The name of the limited liability company formed hereby is “Goal Capital Funding, LLC”.

2.	Registered Office. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.

3.	Registered Agent. The name and address of the registered agent for service of process on the Company in the National Registered Agents, Inc., 9 Loockerman Street, Dover, Delaware 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

AUTHORIZED PERSON
/s/ Howard L. Rosenberg
Howard L. Rosenberg